Exhibit 99.1

USCF Funds Trust

United States 3x Oil Fund

Monthly Account Statement

For the Month Ended June 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,350,718)
Unrealized Gain (Loss) on Market Value of Futures	3,278,327
Dividend Income	1,231
Interest Income	3,846
Total Income (Loss)	$1,932,686

Expenses
Sponsor Management Fees	$4,547
Brokerage Commissions	2,207
Total Expenses	$6,754
Net Income (Loss)	$1,925,932

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/18	$5,859,544
Net Income (Loss)	1,925,932

Net Asset Value End of Month	$7,785,476
Net Asset Value Per Share (100,040 Shares)	$77.82

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612

USCF Funds Trust

United States 3x Short Oil Fund

Monthly Account Statement

For the Month Ended June 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$48,239
Unrealized Gain (Loss) on Market Value of Futures	(355,878)
Dividend Income	140
Interest Income	861
Total Income (Loss)	$(306,638)

Expenses
Sponsor Management Fees	$813
Brokerage Commissions	477
Total Expenses	$1,290
Net Income (Loss)	$(307,928)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/18	$1,044,852
Net Income (Loss)	(307,928)

Net Asset Value End of Month	$736,924
Net Asset Value Per Share (150,040 Shares)	$4.91

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612

USCF Funds Trust

Monthly Account Statement

For the Month Ended June 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,302,479)
Unrealized Gain (Loss) on Market Value of Futures	2,922,449
Dividend Income	1,371
Interest Income	4,707
Total Income (Loss)	$1,626,048

Expenses
Sponsor Management Fees	$5,360
Brokerage Commissions	2,684
Total Expenses	$8,044
Net Income (Loss)	$1,618,004

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/18	$6,904,396
Net Income (Loss)	1,618,004

Net Asset Value End of Month	$8,522,400

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612